Rule 10f-3 Transaction Form


Acquisition of Securities During Affiliated Underwritings

Participating Funds

U.S. Registered Funds (Name of Fund, Aladdin Ticker):
BVA_GGVI  (BlackRock Global Opportunities V.I. Fund (Ins -
Var Ser)
BR_CSF-WAF  (BlackRock Commodity Strategies Fund -
Agriculture Sleeve)
BR_GO_EQ  (BlackRock Global Opportunities Portfolio
(Equity)
BGO  (BlackRock Global Opportunities Equity Trust)



The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:

06-19-2013


Security Type:

EQUITY/EQUITY



Issuer

Weyerhaeuser Company


Selling
Underwriter

Morgan Stanley & Co. LLC


Affiliated
Underwriter(s)

[X]  PNC Capital Markets LLC


[ ] Other:
List of
Underwriter(s)

Morgan Stanley & Co. LLC, Deutsche Bank
Securities Inc., Citigroup Global Markets
Inc., Allen & Company LLC, J.P. Morgan
Securities LLC, Goldman, Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Mitsubishi UFJ Securities
(USA) Inc., PNC Capital Markets LLC, Wells
Fargo Securities, LLC




Transaction Details


Date of Purchase

06-19-2013



Purchase Price/Share
(per share / %
of par)

$27.75


Total
Commission,
Spread or
Profit

3.00%



1. Aggregate Principal Amount Purchased
(a+b)

234,000


a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)

115,000


b. Other BlackRock Clients

119,000


2. Aggregate Principal Amount of
Offering

29,000,000


Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)

0.008069



Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[X] U.S. Registered Public Offering
[Issuer must have 3 years of continuous operations]

[ ] Eligible Rule 144A Offering
[Issuer must have 3 years of continuous operations]

[ ] Eligible Municipal Securities
 [Issuer must have 3 years of continuous operations]

[ ] Eligible Foreign Offering
[Issuer must have 3 years of continuous operations]

[ ] Government Securities Offering


Timing and Price (check ONE or BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)

[X] YES

[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)

[X] YES

[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by: Dillip Behera             Date: 06-21-2013

Global Syndicate Team Member




Approved by: Steven DeLaura             Date: 06-21-2013

Global Syndicate Team Member